Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of October 28, 2008 (this “Amendment”), is made by and among Trump Marina Associates, LLC, a New Jersey limited liability company (“Seller”), Trump Entertainment Resorts, Inc., a Delaware corporation (“Parent”), Coastal Marina, LLC, a New Jersey limited liability company (“Buyer”), and Coastal Development, LLC, a Delaware limited liability company (“Buyer Affiliate”).

WHEREAS, Buyer, Seller, Parent and Buyer Affiliate are parties to that certain Asset Purchase Agreement dated as of May 28, 2008 (the “Asset Purchase Agreement”; capitalized terms used in this Amendment which are not defined herein shall have the respective meanings assigned to them in the Asset Purchase Agreement); and

WHEREAS, the parties wish to amend the Asset Purchase Agreement to modify certain of the terms and conditions of the Asset Purchase Agreement as set forth herein; and

WHEREAS, in consideration of the amendments agreed to by Buyer and Seller herein, upon execution of this Amendment, Buyer and Seller shall cause the Initial Deposit (as defined pursuant to Section 4 of this Amendment), together with any interest earned thereon, to be delivered to Seller; and

WHEREAS, in consideration of the amendments agreed to by Buyer and Seller herein, Buyer shall cause the Subsequent Deposit (as defined pursuant to Section 4 of this Amendment) to be delivered to the Escrow Agent pursuant to the Subsequent Escrow Deposit Agreement (as defined pursuant to Section 4 of this Amendment).

NOW, THEREFORE, in consideration of the premises and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         In consideration of the amendments agreed to by Buyer and Seller herein, upon execution of this Amendment, Buyer and Seller agree to cause the Initial Deposit (as defined pursuant to Section 4 of this Amendment), together with any interest earned thereon, to be delivered to Seller as provided herein. Simultaneously with the execution of this Amendment, Buyer and Seller shall execute the certificate attached hereto as Exhibit A in accordance with the terms of the Initial Deposit Escrow Agreement (as defined pursuant to Section 4 of this Amendment) and Buyer shall deliver the executed certificate to the Escrow Agent.

2.         In consideration of the amendments agreed to by Buyer and Seller herein, Seller hereby waives any deadline in Section 9.1(g) the Asset Purchase Agreement by which Buyer is required to obtain the Commitment Letters and in connection therewith, Seller waives the specific (i.e., 45-day, 170-day, etc.) timing deadlines for Buyer’s filing or submission of all applications and other documents in connection with obtaining Governmental Approvals under applicable Gaming Laws and any filings with the Casino Control Commission, in each case, provided for in paragraphs (a) and (f) of Section 7.7 of the Asset Purchase Agreement. Notwithstanding anything to the contrary however, (i) Buyer shall use commercially reasonable efforts to file all applications and other documents in connection with obtaining Governmental Approvals (including under applicable Gaming Laws) as promptly as reasonably practical and (ii) Seller does not waive the deadline provided for in Section 7.28 (as set forth in Section 9 of this Amendment).

3.         Section 2.1 of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 2.1.

“Section 2.1    Purchase Price. Upon the terms, and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement, in consideration for Contract Transactions, at the Closing, Buyer shall deliver or cause to be delivered by electronic transfer of immediately available funds to an account designated by Seller (A) an amount in cash equal to $270,000,000 (the “Base Purchase Price”), PLUS OR MINUS (B) the Working Capital Adjustment, if any, as provided for in Sections 2.4 and 2.5 hereof, MINUS (C) the CapEx Purchase Price Adjustment, if any, as provided for in Section 7.4, (collectively, the “Purchase Price”). At Closing, in lieu of the final full Working Capital Adjustment, the amount of the Purchase Price to be delivered or caused to be delivered by Buyer at such time shall be calculated using the Initial Working Capital Adjustment as determined in accordance with Section 2.4 hereof, with subsequent final adjustment as provided for in Section 2.5(c) hereof. For the avoidance of doubt, in calculating the Purchase Price, if the Working Capital Adjustment or Initial Working Capital Adjustment, as applicable, shall (i) be a positive number then the amount thereof shall be added to the Base Purchase Price or (ii) be a negative number then the amount thereof shall be subtracted from the Base Purchase Price.”

4.         Section 2.2(a) of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 2.2(a).

“(a)     Simultaneously with the execution and delivery of this Agreement, Buyer deposited an amount in cash equal to $15,000,000 (such amount, including the interest accrued thereon, the “Initial Deposit”) with Fidelity National Title Insurance Company, (the “Escrow Agent”) pursuant to the escrow agreement executed and delivered by Seller, Buyer and the Escrow Agent as of May 28, 2008, which is annexed hereto as Exhibit A (the “Initial Deposit Escrow Agreement”). On October 29, 2008, Buyer shall deposit an amount in cash equal to $2,000,000 (such amount, including the interest accrued thereon, the “Subsequent Deposit” and together with the Initial Deposit, the “Deposit”) with the Escrow Agent pursuant to an escrow agreement in the form of the Initial Deposit Escrow Agreement and executed and delivered by Seller, Buyer and the Escrow Agent, (the “Subsequent Deposit Escrow Agreement” and together with the Initial Deposit Escrow Agreement, the “Deposit Escrow Agreement”).”

5.         Section 2.6 of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 2.6: “Intentionally Deleted”.

6.         Section 2.7 of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 2.7: “Intentionally Deleted”.

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7.          Section 4.2(c) of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 4.2(c): “Purchase Price. Buyer shall deliver or cause to be delivered to Seller, in the amount of the Purchase Price (less (A) the amount of the Subsequent Deposit disbursed to Seller at the Closing pursuant to the Subsequent Deposit Escrow Agreement and (B) the amount of the Initial Deposit disbursed to Seller on October 29, 2008 pursuant to the First Amendment, dated as of October 28, 2008, to this Agreement (the “First Amendment”)) pursuant to Section 2.1 hereof, cash in immediately available funds by electronic transfer.

8.         Section 7.15(c) of the Asset Purchase Agreement is hereby amended by substituting the phrase “Subsequent Deposit” for the reference to “Deposit” in Section 7.15(c) of the Asset Purchase Agreement.

9.         (a) A new Section 7.28 is hereby inserted directly after Section 7.27 of the Asset Purchase Agreement as follows:

“Section 7.28 Casino License and Interim Casino Authorization. On or prior to May 28, 2009, Buyer shall have provided to Seller and Parent written confirmation from the staff of the New Jersey Casino Control Commission that Buyer’s application for a casino license and Interim Casino Authorization is complete.”

(b) A new Section 7.29 is hereby inserted directly after Section 7.28 of the Asset Purchase Agreement as follows:

“Section 7.29 Monthly Status Reports. Buyer agrees that, beginning January 1, 2009, Buyer shall furnish to Seller monthly written status reports with respect to (i) Buyer’s progress in obtaining the Financing; provided, however, that in such status reports, Buyer shall not be required to disclose any specific terms being negotiated in connection with the Financing or the names of financing parties or potential financing parties in connection with the Financing, and (ii) Buyer’s application and other filings with the New Jersey Casino Control Commission. Seller agrees to keep the content of such reports confidential.”

10.       Section 9.1(g) of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 9.1(g): “Intentionally Deleted”.

11.       Section 9.3(a) of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 9.3(a):

“(a) If this Agreement is terminated:

(i)	pursuant to Section 9.1(h) hereof, or

(ii)       pursuant to Section 9.1(b) and (A) as of the date of such termination the condition set forth in Section 8.2(c) has not been satisfied (other than to the extent that such condition by its nature is to be satisfied or waived at the Closing or if such condition was not satisfied due to Buyer’s failure to perform any of its obligations

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under this Agreement), or (B) after the date of this Agreement Seller shall have become a debtor in a bankruptcy case under Title 11 of the United States Code and a motion shall have been filed by Seller as debtor in possession or by Seller’s trustee in bankruptcy with the applicable U.S. bankruptcy court seeking to reject the Seller’s obligations under this Agreement, then, in each case under clauses (i) and (ii) of this Section 9.3(a), the Subsequent Deposit, together with any interest earned thereon, shall be returned to Buyer, provided, however, that, notwithstanding anything to the contrary, Buyer and Buyer Parent hereby unconditionally and irrevocably (x) agree that the Initial Deposit has been fully earned by Seller and shall be non-refundable and under no circumstance shall the Initial Deposit be returned to Buyer and (y) waive any claim or right related to the Initial Deposit or for return of the Initial Deposit.”

12.       Section 9.3(b) of the Asset Purchase Agreement is hereby amended by substituting the phrase “Subsequent Deposit” for each reference to “Deposit” in Section 9.3(b) of the Asset Purchase Agreement.

13.       Section 9.3(c) of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 9.3(c):

“(c)  Prior to the Closing, (x) the entitlement to the Deposit pursuant to this Section 9.3 shall be the sole and exclusive remedy for Seller for breach of contract by Buyer that results in a failure to consummate the transactions contemplated hereunder and (y) Seller shall not be entitled to specific performance to compel Buyer to consummate the transactions contemplated hereunder. Except for entitlement to the Deposit as provided in Section 9.3(b) and the proviso to Section 9.3(a), Seller shall have no other rights and remedies available under this Agreement, at Law, in equity or otherwise for any breach of contract by Buyer that results in a failure of the transactions contemplated hereunder to be consummated, provided, however, that notwithstanding the foregoing or anything to the contrary, Seller shall be entitled to all remedies (including monetary damages, specific performance and injunctive relief) in respect of the matters governed by Section 6.3, clause (vi) of the first sentence, and the last three sentences of, Section 7.6(a), , the last sentence of Section 7.24(a), Sections 7.10(b), Section 9.2, Section 9.3 and Section 12.16 (the “Subject Provisions”). Notwithstanding the foregoing, Seller shall be entitled to the remedy of specific performance with respect to Section 7.7 hereof (as modified or waived by the First Amendment), which shall apply even prior to the Closing, as provided in Section 12.18.”

14.       Section 11.2(c) of the Asset Purchase Agreement is hereby amended by substituting the phrase “Subsequent Deposit” for the reference to “Deposit” in Section 11.2(c) of the Asset Purchase Agreement.

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15.       The definition of “Outside Date” in Section 12.1 of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement:

““Outside Date” means May 28, 2009, which may be extended by Buyer for an additional two months so long as (i) Buyer is in compliance with the provisions of Section 7.7 and Section 7.28 hereof and its other covenants under this Agreement (as modified or waived by the First Amendment) and diligently pursuing receipt of the Gaming Approvals and (ii) all the conditions set forth in Section 8.1 and Section 8.3 hereof (other than the conditions set forth in Sections 8.3(a) and 8.3(d) hereof) have been satisfied or waived.”

16.       Section 12.18 of the Asset Purchase Agreement is hereby deleted in its entirety and the following text is hereby inserted as a replacement Section 12.18:

“Section 12.18 Specific Performance. Buyer may seek to compel specific performance by Seller for the sale of the Property in accordance with this Agreement and consummation of the transactions contemplated hereunder. Seller shall have no right to specific performance by requiring Buyer to close the transaction by purchasing the Purchased Assets and that in the event the Closing fails to occur as a result of the default of Buyer under this Agreement, Seller’s sole remedy shall be to retain the Deposit as full compensation and liquidated damages. Notwithstanding the foregoing or anything to the contrary, Seller shall be entitled to (i) the remedy of specific performance with respect to Section 7.7 hereof (as modified or waived by the First Amendment) prior to the Closing, and (ii) all remedies (including monetary damages, specific performance and injunctive relief) in respect of the matters governed by the Subject Provisions.”

17.       A new Section 12.20 is hereby inserted directly after Section 12.19 of the Asset Purchase Agreement as follows:

“Section 12.20 Access Agreement. Promptly after the date hereof, Buyer and Seller shall negotiate in good faith and in fair dealing to enter into an access agreement to provide Buyer the right from the date of such access agreement through the Closing Date to access the portion of the Property that is subject to the Marina Lease (subject to any restrictions or limitations set forth in the Marina Lease) and other portions of the Property that are not currently utilized in the operation of Seller’s business at the Property for the purposes of beginning the modifications and renovations that Buyer contemplates making.”

18.       A new Section 12.21 is hereby inserted directly after Section 12.20 of the Asset Purchase Agreement as follows:

“Section 12.21 CRDA Application. At Buyer’s request, Buyer and Seller shall use good faith efforts to apply for and obtain from the Casino Reinvestment Development Authority, prior to the Closing, a designation for the Marina as an Entertainment-Retail District under the Urban Revitalization Act; provided, however, that nothing herein shall in any way limit or restrict any right of Seller or any Affiliate of Seller with

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respect to the designation of the Property or any other area as an Entertainment-Retail District or with respect to any other right arising from or relating to the Urban Revitalization Act.”

19.       Ratification. As expressly amended by this Amendment, all of the terms and provisions of the Asset Purchase Agreement shall remain in full force and effect.

20.       Limited Scope for Parent and Buyer Affiliate. Notwithstanding anything herein to the contrary, Parent and Buyer Affiliate are executing this Amendment to acknowledge and consent to the amendments provided herein and in no event shall the liability of Parent or Buyer Affiliate be expanded beyond the purposes described in the Asset Purchase Agreement.

21.       Governing Law. This Amendment and the transactions contemplated hereby, and all disputes between the parties under or related to this Amendment or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of New Jersey, applicable to contracts executed in and to be performed entirely within such State, without regard to the conflicts or choice of laws principles or any other Law that would make the laws of any other jurisdiction other than the State of New Jersey applicable hereto.

22.       Counterparts. This Amendment may be executed in any number of counterparts. Each executed counterpart of this Amendment will constitute a valid and binding original document, and all executed counterparts, together, will constitute the same agreement.

[Signatures follow]

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IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be duly executed on the date first above written.

TRUMP MARINA ASSOCIATES, LLC

By:___________________________

Name:

Title:

COASTAL MARINA, LLC

By: ___________________________

Name:

Title:

Signing solely for purposes of consenting to the amendments herein:

TRUMP ENTERTAINMENT RESORTS, INC.

By: ___________________________

Name:

Title:

COASTAL DEVELOPMENT, LLC

By: ___________________________

Name:

Title:

Amendment No. 1 to Asset Purchase Agreement

EXHIBIT A

Fidelity National Title Insurance Company

2 Park Avenue, Suite 1420

New York, NY 10016

Attn: Kenneth C. Cohen

Re: Escrow Agreement, dated as of May 28, 2008 among, Trump Marina Associates, LLC, as seller, Coastal Marina, LLC, as buyer and Fidelity National Title Insurance Company, as escrowee (the “Escrow Agreement”)

Ladies and Gentlemen:

Please disburse the Escrow Deposit, as defined in the Escrow Agreement, to: Trump Marina Associates, LLC at ____________________.

After you make such disbursement, you shall have fully performed all your obligations under the Escrow Agreement, and you shall have no further obligations under the Escrow Agreement. This does not limit your indemnity rights under the Escrow Agreement.

This certificate is delivered on October ___, 2008.

TRUMP MARINA ASSOCIATES, LLC

By:___________________________

Name:

Title:

COASTAL MARINA, LLC

By: ___________________________

Name:

Title: